UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2026

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row, Suite 120
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On February 23, 2026, Gossamer Bio, Inc. (the “Company” or “Gossamer”) announced topline results from its Phase 3 PROSERA study of seralutinib in patients with pulmonary arterial hypertension (PAH). Seralutinib is an investigational, inhaled tyrosine kinase inhibitor targeting PDGFR, CSF1R, and c-KIT, delivered via dry powder inhalation for the treatment of pulmonary arterial hypertension.
The Phase 3 PROSERA Study enrolled 390 patients with WHO Functional Class (FC) II or III PAH, with 197 randomized to the seralutinib arm and 193 randomized to the placebo arm. 55% of the enrolled patients were on background triple or quadruple PAH therapy, and 61% were on background prostacyclin therapy. The treatment and placebo arms were generally well balanced.
At Week 24, patients receiving seralutinib had a median change of +28.2 meters in 6MWD from baseline, while patients receiving placebo had a median change from baseline in 6MWD of +13.5 meters. The estimated Hodges‑Lehmann treatment effect was +13.3 meters, with a p‑value of 0.0320, which did not meet the prespecified threshold on the primary endpoint (α = 0.025); therefore, p values for the key secondary endpoints cannot be evaluated for statistical significance. All p values herein are nominal. All four key secondary endpoints favored seralutinib versus placebo in the overall population.
Consistent with the Phase 2 TORREY Study, seralutinib delivered a compelling signal in the prespecified intermediate‑ and high‑risk subgroup (n = 234), as defined by the REVEAL 2 Lite Risk Score ≥ 6 at screening, with a +20.0m placebo‑adjusted improvement in 6MWD (p = 0.0207). Three of four key secondary endpoints also demonstrated a p-value below 0.0125, underscoring seralutinib’s activity in patients with higher risk.
A key secondary endpoint, change in NT‑proBNP at Week 24, demonstrated an estimated location shift of ‑120.4 ng/L compared with placebo (p=0.0002) in the overall population, with separation between the arms favoring seralutinib observed starting at Week 4 (-96.0 ng/L; p=0.0002). Key secondary endpoints time-to-clinical worsening (TTCW), clinical improvement and proportion of patients with a one point or greater reduction in REVEAL Lite 2 Risk Score all favored seralutinib as compared to placebo in the overall population.
In a prespecified subgroup analysis of patients with REVEAL Lite 2 score ≥6 at screening, corresponding to intermediate- and high-risk patients, seralutinib demonstrated a pronounced and clinically meaningful response profile across the primary and key secondary endpoints. All key secondary endpoints favored seralutinib, with placebo‑adjusted effects including NT‑proBNP at Week 24 (location shift = -265.8 ng/L; p=0.0002), ≥1‑point improvement in REVEAL Lite 2 risk score at Week 24 (odds ratio = 2.033; p=0.0083), clinical improvement at Week 24 (odds ratio = 3.318; p=0.0101), and TTCW through Week 48 (hazard ratio = 0.744; p=0.4360).
In patients with connective tissue disease–associated PAH (CTD‑APAH), seralutinib demonstrated a robust improvement in six‑minute walk distance, achieving a placebo‑adjusted gain of +37.0 meters at Week 24 (n=87; p=0.0104), indicating a strong treatment effect in this clinically challenging subgroup.
Overall, seralutinib was generally well tolerated in the PROSERA Study. Treatment‑emergent adverse events (TEAEs) were reported in 86.5% of patients receiving seralutinib and 80.5% of patients receiving placebo. Treatment-emergent serious adverse events (SAEs) occurred in 16.0% of patients receiving seralutinib and 18.9% of patients receiving placebo. Transaminase elevations of three times or greater of the upper limit of normal were observed in 13% of patients receiving seralutinib and 1% of patients receiving placebo. The most frequently reported adverse event in patients treated with seralutinib was cough, reported in 37.0% of patients.
Based on these results, Gossamer expects to meet with the U.S. FDA to discuss the path forward for seralutinib in pulmonary arterial hypertension. The Company is pausing enrollment into the SERANATA Study to evaluate the impact of PROSERA results, particularly regional discrepancies in placebo response.
Additionally, PROSERA results from the CT functional respiratory imaging (FRI) substudy are expected in the coming weeks and are anticipated to provide additional insight into seralutinib’s treatment effect, including pulmonary blood volume distribution.
The slides attached as Exhibit 99.1 to this Current Report contain certain additional information related to the clinical data results discussed above and are incorporated herein by this reference. The Company intends to present the slides during a conference call and live webcast with the investment community on February 23, 2026, at 8:30 a.m. ET.

Forward-Looking Statements
The Company cautions you that statements contained in this current regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the therapeutic potential and market opportunity of seralutinib in PAH or PH-ILD, plans to put the ongoing Phase 3 SERANATA Study on hold, the expected plan to discuss topline results with the FDA and the potential to identify a development path forward for seralutinib. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: topline results Gossamer reports is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial; Gossamer may not be able to identify a development path forward for seralutinib, whether as a result of FDA feedback or otherwise, and any path forward may require additional capital and other resources or may limit the commercial opportunity for seralutinib; Gossamer may need to evaluate its current workforce in light of potential development paths for seralutinib; potential delays in the commencement, enrollment and completion of clinical trials; comparative safety information is not based on a head-to-head comparison and differences exist between study designs and subject characteristics which could confound the results; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials with seralutinib are not necessarily predictive of future results; the success of any future Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Slide Presentation entitled "Phase 3 PROSERA Topline Results"
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: February 23, 2026	By:	/s/ Christian Waage
Christian Waage
Executive Vice President, Technical Operations & Administration
4